UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2012

OMEGA FLEX, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	000-51372	23-1948942
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

451 Creamery Way

Exton, Pennsylvania  19341

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 610-524-7272

_______________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 4, 2013, the Company held its Annual Meeting of Stockholders at which four proposals were voted upon: (i) the election of three class 2 directors for a three year term, (ii) approval on a non-binding advisory basis the executive compensation of the Company’s named executive officers, (iii) vote on a non-binding advisory basis on the frequency of non-binding advisory approvals of executive compensation, and (iv) ratification of the appointment of independent auditors.  The following persons were duly elected to serve, subject to the Company’s by-laws, as directors of the Company for a three year term expiring at the 2016 annual shareholders’ meeting, or until election and qualification of their successors:

Director	Votes in Favor	Votes Withheld	Broker Non-Votes
J. Nicholas Filler	7,497,155	567,034	846,430
Bruce C. Klink	7,533,281	530,908	846,430
Edward J. Trainor	7,447,689	616,500	846,430

The proposal to approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers was approved by the shareholders:

For	7,183,951
Against	853,797
Abstain	26,441
Non-Votes	846,430

The vote, on a non-binding advisory basis, on the frequency of non-binding advisory approvals of executive compensation, is as follows:

Every 1 Year	913,842
Every 2 Year	3,152
Every 3 Year	7,112,547
Non-Votes	846,430

The proposal to ratify the appointment by the Audit Committee of the Board of Directors of McGladry & Pullen to audit the Company’s financial statements for the year ending December 31, 2012 was ratified by the shareholders:

For	8,891,040
Against	15,858
Abstain	3,721

In light of the voting results for proposal 3 regarding the frequency of non-binding advisory approvals of executive compensation, the board of directors at its meeting on June 5, 2013 decided to submit proposals to approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers to the shareholders every three years.  The next such vote will be in connection with the annual shareholders’ meeting in 2016.

 Item 9.01.  Financial Statement and Exhibits

(a)   none

(b)   none

(c)   none

(d)   none

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OMEGA FLEX, INC.

(Registrant)

Date: June 7, 2013	By: /s/ Paul J. Kane

Paul J. Kane
Vice President and Chief Financial Officer